Exhibit 99.1

Active Power Reports First Quarter 2012 Results

AUSTIN, Texas (April 24, 2012) – Active Power (NASDAQ: ACPW), manufacturer of continuous power and infrastructure solutions, reported results for its first quarter ended March 31, 2012.

Q1 2012 Highlights

•	$19.8 million in quarterly revenue, up 14% from same year-ago quarter, representing a record first quarter and second highest revenue quarter overall

•	47% increase in revenues in the Americas versus same year-ago quarter

•	$13.6 million in continuous power and infrastructure solutions revenue, representing 68% of revenue for the quarter

•	$8.2 million or 398% increase in information technology (IT) channel revenues compared to the same year-ago quarter

•	Improved gross margin to 27% versus 20% in the previous quarter

•	Appointed Doug Milner as the company’s new president and CEO

•	Completed equity financing with existing investors resulting in net proceeds of $9.6 million

Management Commentary

“The company remains focused on the near-term priorities put in place late last year to grow our core UPS business, improve upon execution, and return margins to acceptable levels,” said Doug Milner, president and CEO, Active Power. “These efforts resulted in a substantial improvement in gross margin.”

“Given our unique products and solutions, a marquee customer base, and the support of a growing global market, we believe Active Power remains strongly positioned for further growth,” continued Milner. “However, we see further opportunities to make improvements to the business not only internally, but also how we go to market and engage our customers in the field. We believe our focus on basic fundamentals will also enable us to achieve profitability. While our outlook remains conservative, we believe we are well on track for much improved performance in 2012.”

Q1 2012 Financial Results

First quarter 2012 revenues were $19.8 million, an increase of $1.5 million, or 8%, from the previous quarter and an increase of $2.5 million, or 14%, from the same year-ago quarter.

Gross margin for the quarter was 27% of revenue compared to 20% in the previous quarter and was unchanged from the same year-ago quarter.

Net loss for the quarter was $1.1 million, or $(0.01) per share. This compares to net loss of $3.3 million, or $(0.04) per share, in the previous quarter and was unchanged from the same year-ago quarter.

Outlook

Active Power expects second quarter 2012 revenues to range between $18 million and $22 million. Second quarter earnings per share is expected to be a loss between $(0.02) to $(0.00) per share. Changes in cash and investments are expected to be minimal and driven by changes in working capital requirements.

Conference Call and Webcast

Active Power will host a conference call today, Tuesday, April 24, 2012, at
4:30 p.m. (ET) to discuss its first quarter 2012 results. Interested parties can dial into the call at the time of the event at (877) 551-8082. For callers outside the United States, please dial (904) 520-5770.

To listen to the live webcast, click here. A replay of the webcast will be available via Active Power’s investor relations site at http://ir.activepower.com.

About Active Power
Founded in 1992, Active Power (NASDAQ: ACPW) designs and manufactures continuous power solutions and critical backup power systems that enable datacenters and other mission critical operations to remain ‘on’ 24 hours a day, seven days a week. Active Power solutions are intelligently efficient, inherently reliable and economically green, providing environmental benefits and energy and space efficiencies to customers’ financial benefit. The company’s products and solutions are built with pride in Austin, Texas, at a state-of-the-art, ISO 9001:2008 registered manufacturing and test facility. Global customers are served via Austin and three regional operations centers located in the United Kingdom, Germany, and China, supporting the deployment of systems in more than 40 countries. For more information, visit www.activepower.com.

Cautionary Note Regarding Forward-Looking Statements
This release may contain forward-looking statements that involve risks and uncertainties, including statements relating to Active Power’s current expectations of operating results for the second quarter of 2012, its future operating results, and customers’ current intentions. Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Factors that could cause the actual results to differ materially from the results predicted include, among others, the deferral or cancellation of sales commitments as a result of general economic conditions or uncertainty, risks related to our international operations, and product performance and quality issues. For more information on the risk factors that could cause actual results to differ from these forward looking statements, please refer to Active Power filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011, and its Current Reports on Form 8-K filed since then. Active Power assumes no obligation to update any forward-looking statements or information which are in effect as of their respective dates.

Active Power, CleanSource and CoolAir are registered trademarks of Active Power, Inc. The Active Power logo, PowerHouse and PowerCentre are trademarks of Active Power, Inc. All other trademarks are the properties of their respective companies.

Investor Contact:	Media Contact:
Ron Both	Lee Higgins
Liolios Group, Inc.	Senior Public Relations Manager
949-574-3860	512-744-9488
acpw@liolios.com	lhiggins@activepower.com

ACTIVE POWER, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2012	2011

Product revenue	$16,406	$14,738
Service and other revenue	3,392	2,591
Total revenue	19,798	17,329

Cost of product revenue	11,996	10,522
Cost of service and other revenue	2,495	2,097
Total cost of goods sold	14,491	12,619

Gross profit	5,307	4,710

Operating expenses:
Research and development	1,288	921
Selling and marketing	3,547	3,470
General and administrative	1,544	1,368
Total operating expenses	6,379	5,759
Operating loss	(1,072)	(1,049)

Interest expense, net	(114)	(33)
Other income (expense), net	39	16
Net loss	$(1,147)	$(1,066)

Net loss per share, basic & diluted	$(0.01)	$(0.01)
Shares used in computing net loss per share, basic & diluted	84,829	79,848

Comprehensive loss:
Net loss	$(1,147)	$(1,066)
Translation gain (loss) on subsidiaries in foreign currencies	36	310

Comprehensive loss	$(1,111)	$(756)

ACTIVE POWER, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	Mar. 31 2012	December 31 2011
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$18,042	$10,357
Restricted cash	1,400	389
Accounts receivable, net	15,609	11,163
Inventories	8,388	9,439
Prepaid expenses and other	913	414
Total current assets	44,352	31,762
Property and equipment, net	3,133	2,861
Deposits and other	407	404
Total assets	$47,892	$35,027

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$6,139	$4,757
Accrued expenses	4,184	5,351
Deferred revenue	5,693	2,366
Revolving line of credit	5,535	5,535
Total current liabilities	21,551	18,009

Long-term liabilities	748	726
Stockholders' equity:
Common stock	95	80
Treasury stock	(115)	(115)
Additional paid-in capital	287,421	277,023
Accumulated deficit	(262,042)	(260,895)
Other accumulated comprehensive loss	234	199
Total stockholders’ equity	25,593	16,292
Total liabilities and stockholders’ equity	$47,892	$35,027

ACTIVE POWER, INC.
SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended Mar. 31,
$’000	2012	2011
Product Revenue:
UPS products	$4,216	$9,315
Continuous Power Solutions	4,931	4,672
Infrastructure Solutions	7,259	751
	$16,406	$14,738

Selected Balance Sheet Data: ($’000)	Mar. 31, 2012	Dec. 31, 2011

Inventory:
Raw materials	$5,859	$6,493
Work in progress	2,293	3,085
Finished goods	1,822	1,680
Less reserves for obsolescence	(1,586)	(1,819)
	$8,388	$9,439

Receivables:
Americas	$11,693	$7,058
EMEA	2,495	2,597
Asia	1,421	1,508
	$15,609	$11,163